Exhibit 10.9

EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (this “Agreement”) is entered into on July 10th, 2017 in Guangzhou, by and among:

1.	Guangzhou Huya Technology Co., Ltd., a wholly owned foreign enterprise registered in China, registered address: Room 3707, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou (“Wholly-owned Company”);

2.	Guangzhou Huaduo Network Technology Co., Ltd., a limited liability company established and existing under the laws of the PRC, registered address: Floor 24, Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou;

3.	Guangzhou Qinlv Investment Consulting Co., Ltd., a limited liability company established and existing under the laws of the PRC, registered address: Room 3505, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou (Together with Guangzhou Huaduo Network Technology Co., Ltd., collectively referred to as the “Current Shareholders”);

4.	Guangzhou Huya Information Technology Co., Ltd., a limited liability company established and existing under the laws of the PRC, registered address: Unit 10, Floor 28, Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou (“Domestic-funded Company”);

(In this Agreement, the parties above are individually referred to as a “Party”; collectively, the “Parties”).

WHEREAS

1.	The Current Shareholders hold 100% equity interests of the Domestic-funded Company. Among them, Guangzhou Huaduo Network Technology Co., Ltd. holds 99.01% equity interests of the Domestic-funded Company and Guangzhou Qinlv Investment Consulting Co., Ltd. holds 0.99% equity interests of the Domestic-funded Company.

2.	The Wholly-owned Company and the Domestic-funded Company executed the Exclusive Business Cooperation Agreement (“Exclusive Business Cooperation Agreement”) on July 10th, 2017. On the same date, the Wholly-owned Company and the Current Shareholders executed the Equity Interest Pledge Agreement (“Equity Interest Pledge Agreement”) and a series of agreements.

Now, the Parties agree as follows:

Article 1 Sale and Purchase of Equity Interests

1.1.	Grant of Right. Each of the Existing Shareholders hereby irrevocably grants the Wholly-owned Company, as permitted by the laws of the PRC, an exclusive option, according to the steps of exercise decided by the Wholly-owned Company at its own discretion and the price provided in Article 1.3 hereof, at any time to purchase or designate one or several persons ( “Designated Persons”) to purchase any portion or all of equity interests held by the Current Shareholders in the Domestic-funded Company (“Equity Interest Option”). Any third party other than the Wholly-owned Company and the Designated Persons shall not enjoy the Equity Interest Option. The Domestic-funded Company hereby allows the Current Shareholders to grant the Equity Interest Option to the Wholly-owned Company. “Person” mentioned in this article and this Agreement refers to individual, company, joint venture, partnership, enterprise, trust and non-corporate organization. The Parties further agree that, notwithstanding any other provision hereunder, provided that no adverse impact is produced on the Domestic-funded Company’s application or maintaining the qualification certificates necessary for its business operation, D.I Alpha Media Company Limited (“PingAn”) has the right to appoint one of the abovementioned Designated Persons to exercise the Equity Interest Option to purchase the equity interests not exceeding the shares in the Wholly-owned Company indirectly held by PingAn.

1.2.	Steps of Exercise. The exercise of the Equity Interest Option by the Wholly-owned Company is subject to provisions of laws and regulations of the PRC. When exercising the Equity Interest Option, the Wholly-owned Company shall serve a written notice (“Equity Purchase Notice”) to the Current Shareholders, to specify the following issues: (a) decisions of the Wholly-owned Company regarding the exercise of Equity Interest Option; (b) the percentage of equity interests to be purchased by the Wholly-owned Company from the Current Shareholders (“Target Equity Interests”), and (c) date of purchase/assignment.

1.3.	Purchase Price. Unless evaluation is required by law, the purchase price of the Target Equity Interests (“Equity Purchase Price”) shall be the lowest price permitted by the laws and regulations of the PRC at the time of equity assignment.

1.4.	Assignment of Target Equity Interests. Every time the Wholly-owned Company exercises the Equity Interest Option,

(a)	The Current Shareholders shall cause the Domestic-funded Company to promptly hold the shareholders’ meeting, in which the resolutions permitting the Current Shareholders’ assignment of the Target Equity Interests to the Wholly-owned Company and (or) the Designated persons shall be resolved and approved;

(b)	The Current Shareholders shall enter into an equity assignment agreement with the Wholly-owned Company (or, if applicable, the Designated Persons) in accordance with the provisions hereof and in the Equity Purchase Notice;

(c)	The related parties shall enter into all the other necessary contracts, agreements and documents, obtain all the necessary governmental approvals and consents, and take all actions necessary for the assignment of all valid ownership of the Target Equity Interests to the Wholly-owned Company and/or the Designated Persons, as well as validation of the Wholly-owned Company and/or the Designated Persons’ status as registered owner of the Target Equity Interests, without any Security Interest. For the purpose of this article and this Agreement, “Security Interest” includes guarantee, mortgage, pledge, third party’s rights or interests, any stock option, right of purchase, preemptive right, set-off right, ownership retention or other guaranty arrangement, etc., provided that, for purchase of clarification, it will not include any security interest arising from this Agreement and the Equity Interest Pledge Agreements.

Article 2 Undertakings Relating to Equity Interests

2.1.	Undertakings Relating to the Domestic-funded Company. The Domestic-funded Company hereby undertakes:

(a)	without prior written consent of the Wholly-owned Company, will not, in any way, supplement, change or amend the organizational documents of the Domestic-funded Company, increase or decrease its registered capital, or change the structure of its registered capital by other means;

(b)	will maintain its existence, diligently and validly operate its business and deal with its matters, according to a well-accepted financial and commercial standard and practice;

(c)	without prior written consent of the Wholly-owned Company, will not sell, transfer, mortgage, or dispose of in any other way, any legal or beneficial interest in the assets, business or revenue of the Domestic-funded Company, or allow any security interest to be created over thereon, anytime upon the execution hereof;

(d)	without prior written consent of the Wholly-owned Company, will not incur, inherit, guarantee, or allow the existing of, any liability, however except, (i) such liability arising from its ordinary or daily operation, instead of borrowing; and (ii) such liability that has been disclosed to the Wholly-owned Company and been consented by the Wholly-owned Company in writing;

(e)	will keep operating all businesses in the course of ordinary operation, and will not take any action/non-action imposing any adverse effect on the Domestic-funded Company’s operating status and value of assets, in order to maintain the Domestic-funded Company’s assets value;

(f)	without prior written consent of the Wholly-owned Company, will not enter into any material contract (including but not limited to contract of which the value exceeds RMB 100,000), except contracts made during the ordinary course of business;

(g)	without prior written consent of the Wholly-owned Company, will not provide any loan or credit facility to any person;

(h)	will provide the Wholly-owned Company with all materials in respect of the Domestic-funded Company’s operational and financial situations, as required by the Wholly-owned Company.

(i)	will purchase and maintain insurance from the insurance companies accepted by the Wholly-owned Company, and the insurance premium and type shall be the same as those of the policies purchased by the companies operating similar businesses and holding similar assets in the same region;

(j)	without prior written consent of the Wholly-owned Company, will not merge or amalgamate with any person, or acquire or invest in any person;

(k)	will notify the Wholly-owned Company of any occurrence or threat of any lawsuit, arbitration or administrative proceeding with respect to the assets, business and revenue of the Domestic-funded Company;

(l)	for purpose of maintenance of Domestic-funded Company’s ownership of all of its assets, will execute all necessary or appropriate documents, take all necessary and appropriate actions, and file any necessary or appropriate claims, or proceed with all necessary and appropriate defenses against all claims;

(m)	without prior written consent of the Wholly-owned Company, will not distribute any dividend in any form to shareholders, provided that, if required so by the Wholly-owned, will immediately distribute all its distributable profits to its shareholders; and

(n)	as required by the Wholly-owned Company, will appoint the persons designated or acknowledged by the Wholly-owned Company as directors of the Domestic-funded Company.

2.2.	Undertakings Relating to the Current Shareholders. Each of the Current Shareholders undertakes:

(a)	without prior written consent of the Wholly-owned Company, will not, in any way, supplement, change or amend the organizational documents of the Domestic-funded Company, increase or decrease its registered capital, or change the structure of its registered capital by other means;

(b)	without prior written consent of the Wholly-owned Company, will not sell, transfer, mortgage, or dispose of in any other way, any legal or beneficial interest in the equity interests, or allow any security interest to be created over thereon, except for the pledge created over such equity interests in the Domestic-funded Company in accordance with the Equity Interest Pledge Agreements;

(c)	without prior written consent of the Wholly-owned Company, will not permit the Domestic-funded Company merge or amalgamate with any person, or acquire or invest in any person;

(d)	will notify the Wholly-owned Company of any occurrence or threat of any lawsuit, arbitration or administrative proceeding with respect to the equity interests it holds;

(e)	will cause the shareholders’ meeting of the Domestic-funded Company to resolve to approve the assignment of the Target Equity Interests provided in this Agreement;

(f)	for purpose of maintenance of its ownership of the Target Equity Interests, will execute all necessary or appropriate documents, take all necessary and appropriate actions, and/or file any necessary or appropriate claims, or proceed with all necessary and appropriate defenses against all claims;

(g)	as required by the Wholly-owned Company, will appoint the persons designated or acknowledged by the Wholly-owned Company as directors of the Domestic-funded Company.

(h)	as required by the Wholly-owned Company at any time, will at any time, unconditionally assign its equity interests to the Wholly-owned Company or it designated representatives, and waive the preemptive right with respect to the abovementioned equity interest assignment by the other existing shareholder;

(i)	will strictly abide by all provisions of this Agreement and other contracts among the Parties or between any two of them, perform all the obligations thereunder, and will not take action/non-action which may impose any effect on the validity and enforceability of such contracts.

(j)	the Current Shareholders irrevocably undertake that they assume joint liability for the obligations hereunder.

Article 3 Representations and Warrants of the Current Shareholders and the Domestic-funded Company

The Current Shareholders and the Domestic-funded Company hereby jointly and respectively represent and warrant to the Wholly-owned Company on the date hereof and on each date of equity interest assignment, that:

3.1.	it has the power and capacity to execute and deliver this Agreement, as well as any other equity interest assignment contract, to which it is a party, and which is made for each assignment of the Target Equity Interests in accordance with this Agreement (individually referred to as “Assignment Agreement”), and perform its obligations under this Agreement and any Assignment Agreement. This Agreement and any Assignment Agreement to which it is a party, upon being executed, constitutes or will constitute legal, valid and binding obligations enforceable against it in accordance with the terms thereof;

3.2.	neither the execution and delivery of this Agreement and any Assignment Agreement, nor its performance of obligations under any provisions of this Agreement and any Assignment Agreement will: (i) violate any applicable laws of the PRC; (ii) conflict with its memorandum and articles of association and other organizational documents; (iii) breach any contract or document which it is a party or which is binding on it; (iv) violate any condition relevant to the grant of any permit or approval or the maintenance of the validity of such permit or approval; or (v) cause the suspense or withdrawal of, or imposition of any additional condition on, the permit or approval granted to it;

3.3.	each of the Current Shareholders has good and salable ownership of all the assets it owns. The Current Shareholders have not created any security interest over the abovementioned assets;

3.4.	the Domestic-funded Company does not have any outstanding debt, except (i) those arising out of its ordinary course of business, and (ii) those already disclosed to and consented in writing by the Wholly-owned Company.

3.5.	the Domestic-funded Company has been complying with all applicable laws and regulations; and

3.6.	there is no lawsuit, arbitration or administrative proceeding ongoing, pending or threatened with respect to the equity interests in and assets of the Domestic-funded Company, or ongoing lawsuit, arbitration or administrative proceeding relevant in other aspects.

Article 4 Confidentiality

Each Party recognizes and confirms and any and all oral and written information exchanged among them in relation to this Agreement shall be deemed as confidential information. Each Party shall hold in confidence all such confidential information, and without the written consent from the other Parties, shall not disclose any confidential information to any third party, only except the following circumstances: (a) such information is or will become available to the public (other than disclosed to the public by the receiving Party without authorization); (b) any information which must be disclosed pursuant to applicable laws and regulations; or (c) the information disclosed by any Party to its legal or financial advisors as such disclosure is necessary for the transactions contemplated herein, and such legal or financial advisors are bound by confidentiality obligation similar to that provided by this provision. Any disclosure of confidential information by the professionals or institutions engaged by either Party shall be deemed as the disclosure by such Party, and such Party shall be held liable for breach. This provision shall survive the termination of this Agreement for any reason.

Article 5 Effective and Term

This Agreement becomes effective upon the execution by each Party. The term of this Agreement is ten (10) years, and may be extended for another ten (10) years subject to the Wholly-owned Company’s decision.

Article 6 Termination

6.1.	Expiration. Unless extended in accordance with the terms of this Agreement, this Agreement shall expire upon expiration of the term of this agreement.

6.2.	Early termination. During the term of this Agreement, the Current Shareholders or the Domestic-funded Company shall not terminate this Agreement, unless the Wholly-owned Company commits gross negligence, deceitful act or other illegal act, or goes into liquidation, dissolution or termination. In the case that the Wholly-owned Company goes into liquidation or dissolution according to law, this Agreement shall terminate automatically. Notwithstanding the foregoing, the Wholly-owned Company shall has the right to terminate this Agreement at any time by a written notice to the other Parties 30 days in advance.

6.3.	Terms after termination. The Parties’ rights and obligations under Articles 4 and 7 shall survive the termination of this Agreement.

Article 7 Default Liabilities and Indemnification

7.1.	Default Liabilities. The Parties agree and acknowledge that, if any Party (the “Defaulting Party”) breaches substantially any of the provisions herein or fails substantially to perform or fails to perform on time any of the obligations hereunder, such breach or failure shall constitute a default under this Agreement (the “Default”). In such events any of the other Parties without default (the “Non-defaulting Party”) shall be entitled to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of receiving the written notice of the Non-defaulting Party thereof, then the Non-defaulting Parties have the rights to claim the Defaulting Party to indemnify the damages.

7.2.	Indemnification. The Current Shareholders and the Domestic-funded Company shall indemnify the Wholly-owned Company in full as to any losses, damages, obligations and/or costs caused by any action, claim or other request against the Wholly-owned Company arising out of the performance of this Agreement, and shall hold harmless any damage or loss to the Wholly-owned Company caused by the acts of the Current Shareholders and the Domestic-funded Company or requests by any third party due to the acts of the Current Shareholders and the Domestic-funded Company.

Article 8 Applicable Law and Dispute Resolution

8.1.	Applicable Law. The execution, effectiveness, interpretation and performance of this Agreement and the resolution of disputes hereunder shall be governed by the laws of the PRC.

8.2.	Dispute Resolution. In the event of any dispute arising out of or in relation to this Agreement, the Parties shall first resolve the dispute through friendly negotiation. In the event that any dispute arising out of or in relation to this Agreement fails to be resolved through friendly negotiation, any of the Parties may submit the relevant dispute to Guangzhou Arbitration Commission for arbitration in Guangzhou, in accordance with its Arbitration Rules. The arbitration panel shall consist of three arbitrators. The arbitration award shall be final and binding on all Parties. Except provided otherwise by the arbitration award, all the costs shall be borne by the losing Party or Parties. All the Parties agree that the arbitration proceedings shall be confidential.

Article 9 Change of Law

After this Agreement becomes effective, if any central of local, legislative or administrative authority of China makes any changes to the provisions of any law, rule, regulation or other regulatory document at central or local level in China, including amendment of, addition to or abolishment of existing laws, regulations or other regulatory documents, or interpretation of or promulgation of implementation measures or rules for existing laws, rules, regulations and other regulatory documents (collectively referred to as the “Amendments”), or promulgation of new laws, rules, regulations or other regulatory documents (collectively referred to the “New Provisions”), the following shall apply:

9.1.	If the Amendments or the New Provisions are more beneficial to any Party than the relevant laws, rules, regulations or regulatory documents in effect on the effective date of this Agreement (and the other Parties are not thereby seriously and adversely affected), then all the Parties shall promptly apply to relevant authorities (if applicable) for the benefits conferred by the Amendments or the New Provisions. Each Party shall use its best endeavors to procure the application to be approved.

9.2.	If the Amendments or the New Provisions cause the economic interests of the Wholly-owned Company under this Agreement to be seriously and adversely affected, whether directly or indirectly, and the Parties fail to eliminate such adverse effect on the economic interests of the Wholly-owned Company according to the provisions of this Agreement, then after the Wholly-owned Company inform the other Parties, all the Parties shall negotiate promptly to make all necessary amendments to this Agreements so as to protect the economic interests of the Wholly-owned Company under this Agreement to the maximum extent.

Article 10 Force Majeure

10.1.	“Force Majeure Event” refers to any event which is beyond the reasonable control of one Party and is inevitable even under the reasonable attention of the affected Party, including but not limited to acts of God, war or riots. However, lack of credit, funding or financing shall not be considered beyond one Party’s reasonable control. Where the performance of this Agreement is delayed or obstructed by any Force Majeure Event, the Party affected by the Force Majeure Event shall not assume any liability hereunder for the part of performance being delayed or obstructed. The Party who is affected by Force Majeure Event and seeks for discharge of performance obligations under this Agreement shall notify the other Parties such discharge and inform the steps to be taken to complete the performance.

10.2.	The Party affected by the Force Majeure Event shall not therefore assume any liability hereunder. However, only where the affected Party uses its reasonable best endeavor to perform this Agreement, may this Party be waived of such performance obligation, and only within the scope of the part of performance being delayed or obstructed. Once the reasons for such waiver of responsibility are rectified and remedied, all the Parties agree to use the best endeavors to resume performance under this Agreement.

Article 11 Miscellaneous

11.1.	Notice. The notice under this Agreement shall be delivered by the ways of hand delivery, fax or registered mail. If the notice is delivered by way of registered mail, then the date of signature recorded on the receipt of the registered mail shall be the delivery date. If sent by ways of hand delivery or fax, then the date it is sent shall be the delivery date. Upon delivery of the way of fax, the original document of the notice shall be delivered by way of registered mail or hand delivery immediately afterwards.

11.2.	Further Assurance. Each Party agrees to promptly execute documents that are reasonably necessary or beneficial to the performance of the provisions and purposes of this Agreement and take further actions that are reasonably necessary or beneficial to the performance of the provisions and purposes of this Agreement.

11.3.	Entire Agreement. Except for any written amendments, additions or modifications made after the execution of this Agreement, this Agreement constitute the entire agreement among the Parties in respect of the subject matters of this Agreement and supersedes all previous oral agreements or written negotiations, representations and contracts relating to the subject matters of this Agreement.

11.4.	Headings. The headings of this Agreement are for convenience only, and in no circumstances shall be used to explain, interpret or otherwise affect the meaning of the provisions of this Agreement.

11.5.	Taxes and Fees. Each Party shall be responsible for its own taxes and fees incurred for execution and performance of this Agreement.

11.6.	Assignment of Agreement. Except with prior written consent by the Wholly-owned Company, none of the Current Shareholders and the Domestic-funded Company may assign its rights and/or obligations under this Agreement to any third party.

11.7.	Severability of Agreement. If at any time any provision or provisions of this Agreement become invalid or unenforceable for contradiction with relevant laws, the provision is invalid or unenforceable only within the scope of such relevant laws and shall not affect the legal effects of the remaining provisions.

11.8.	Waiver of Rights. Any of the Parties may waive its rights under terms and conditions of this Agreements, provided that the waiver is only effective in writing and with all the other Parties’ consent. A waiver by a Party in respect of a breach of contract by other Parties shall not be constructed as a waiver of similar breaches in other cases.

11.9.	Amendments and Supplements. Any amendments or supplements to this Agreement shall be made by the Parties in writing. Amendment agreements or supplemental agreements in relation to this Agreement duly signed by all the Parties shall constitute part of this Agreement and shall take same effect as the original agreement.

11.10.	Agreement Copies. This Agreement shall be made into four copies in Chinese, each Party shall have one copy.

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Therefore, all the Parties execute this Agreement on the date written first above.

Wholly-owned Company: Guangzhou Huya Technology Co., Ltd. (Seal)
[Company seal is affixed]

Signature:	/s/ DONG Rongjie
Name:	DONG Rongjie
Title:	Legal Representative

Current Shareholder: Guangzhou Huaduo Network Technology Co., Ltd. (Seal)
[Company seal is affixed]

Signature:	/s/ LI Xueling
Name:	LI Xueling
Title:	Legal Representative

Current Shareholder: Guangzhou Qinlv Investment Consulting Co., Ltd. (Seal)
[Company seal is affixed]

Signature:	/s/ DONG Rongjie
Name:	DONG Rongjie
Title:	Legal Representative

Domestic-funded Company: Guangzhou Huya Information Technology Co., Ltd. (Seal)
[Company seal is affixed]

Signature:	/s/ DONG Rongjie
Name:	DONG Rongjie
Title:	Legal Representative

[Signature Page of Exclusive Option Agreement]